                                                                      EXHIBIT 11

                           AER ENERGY RESOURCES, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)


                                                                                                PERIOD FROM
                                                                                               JULY 17, 1989
                                 THREE MONTHS ENDED                 SIX MONTHS ENDED              (DATE OF
                                      JUNE 30,                          JUNE 30,               INCEPTION) TO
                          ------------------------------    ------------------------------        JUNE 30,
                               1996             1995             1996             1995             1996
                          -------------    -------------    -------------    -------------    -------------
Weighted average  Common
 Stock outstanding  . . .    23,153,314       17,242,877       21,232,881       17,237,384       10,281,292

Common Stock issued and
 stock options granted in
 accordance with SAB
 No. 83   . . . . . . . .            --               --               --               --        1,577,051
                          -------------    -------------    -------------    -------------    -------------
Total . . . . . . . . . .    23,153,314       17,242,877       21,232,044       17,237,384       11,858,343
                          =============    =============    =============    =============    =============
Net loss  . . . . . . . . $  (1,954,155)   $  (2,351,011)   $  (3,705,258)   $  (5,681,881)   $ (41,839,016)
                          =============    =============    =============    =============    =============

Per share amount  . . . . $       (0.08)   $       (0.14)   $       (0.17)   $       (0.33)   $       (3.53)
                          =============    =============    =============    =============    =============





                                                                         Page 17